                                                                     EXHIBIT 4.1

                              THE LEAP GROUP, INC.



               CREDIT AGREEMENT, DATED OCTOBER 7, 1996, BETWEEN
            THE LEAP GROUP, INC. AND THE UNION BANK OF SWITZERLAND

                               General Terms and Conditions
                               of Credit Arrangements
                               -----------------------------------------


                               Investment Services -- Los Angeles





                                                             [LOGO OF UNION BANK
                                                              OF SWITZERLAND]

I.  Purpose of this Agreement.

(a) General. This Agreement sets forth terms and conditions applicable to (i) any loan (a "Loan") made or to be made to the undersigned (the "Customer") by Union Bank of Switzerland, Los Angles Branch (the "Bank"), (ii) any letter of credit (a "Letter of Credit") to be issued by the Bank at the request of the Customer, whether or not the Customer is identified therin as the account party, and (iii) any other Obligation (as defined below) of the Customer to the Bank.
Schedule I hereto, as amended from time to time (which is hereby incorporated herein and made a part of this Agreement), sets forth the amount, if any, of any line of credit made available to the Customer by the Bank and certain other terms applicable hereunder. Except as otherwise explicitly stated in such Schedule, such line of credit shall be uncommitted, and accordingly the Bank may in its absolute discretion at any time decline to make any Loan to the Customer or issue any Letter of Credit at the request of the Customer notwithstanding any other provision or circumstance that may otherwise appear inconsistent with such absolute discretion. Except as otherwise explicitly stated in such Schedule, any such line of credit may terminated or reduced by the Bank at any time.

(b) Scope of Agreement. Unless expressly agreed in writing by the Bank to the contrary, all of the provisions of this Agreement shall apply to each Loan, each Letter of Credit, and any other Obligation as hereinafter defined, whether or not referred to on Schedule I hereto. The word "Obligations" herein means any and all indebtedness, obligations and liabilities of any kind, now or hereafter existing, of the Customer to the Bank, whether absolute or contingent and however arising or acquired by the Bank, including without limitation (i) the obligation to pay the principal, interest and other amounts described herein respecting any Loan, (ii) the obligation to reimburse the Bank for any drawing under any Letter of Credit and (iii) any guaranty by the Customer of the obligations of any other person or entity to the Bank.

II.  Relation to other Documents.

(a) Note. Any Loan or Loans made or to be made to the Customer by the Bank shall be evidenced by a promissory note in substantially the form of Exhibit A hereto (the "Note"), which shall be dated the date hereof, signed by the Customer and received by the Bank before any such Loan will be made. The principal amount of each such Loan and each repayment thereof may be endorsed by the Bank on the schedule attached thereto, but any failure to make such an endorsement or any error in doing so shall not affect the obligations of the Customer hereunder or under the Note, which shall be absolute and unconditional.

(b) Loan Advices. The date and amount of each Loan made hereunder and the fixed rate or floating rate basis on which interest is to accrue thereon until maturity as well as the maturity in the case of each Fixed Rate Loan (as defined in paragraph III(a)), shall be set forth in a written loan advice to be delivered to the Customer by the Bank (a "Loan Advice"). Each Loan Advice shall be conclusive and binding upon the Customer, absent manifest error, unless the Customer otherwise notifies the Bank in writing no later than the close of business, Los Angeles time, on the business day on which the Loan Advice is received by the Customer, in the case of an asserted error in the rate of interest on a Fixed Rate Loan, or on the third business day thereafter in any other case.

III.  Loans.

(a) Types of Loans. The terms "Loans" as used herein means Fixed Rate Loans or Floating Rate Loans or both, as the context requires. "Fixed Rate Loans" are Loans made hereunder on which pursuant to the related Loan Advice, interest is to accrue at a fixed rate for a fixed period. "Floating Rate Loans" are Loans made hereunder on which, pursuant to the related Loan Advice, interest is to accrue at floating rates related to the Base Rate, the Prime Rate or the Federal Funds Rate (as such terms are defined in paragraph V (a)), or any other rate agreed upon by the parties that may change from time to time.

(b) Manner of Funding. Unless otherwise agreed, all Loans shall be made by crediting the principal amount thereof to an account maintained by the Customer with the Bank.

(c) Maturity of Floating Rate Loans. All Floating Rate Loans are payable ON DEMAND, as to both principal and interest, in the Bank's absolute discretion, whether or not an Event of Default (as defined in paragraph III(d)) shall have occurred. This right to demand can be waived by the Bank only in a writing expressly so stating. Any provision or circumstance that may otherwise appear inconsistent with this right shall not be interpreted as limiting the right in the absence of the Bank's express written agreement to the contrary.

(d) Maturity of Fixed Rate Loans; Acceleration in Certain Events. All Fixed Rate Loans shall mature, and shall be repaid in full, at the end of the term specified in the relevant Loan Advice. The Bank may, by notice to the Customer, declare all Fixed Rate Loans to be due and payable at any time at which any of the following events ("Events of Default") shall have occurred and be continuing:

(i) the principal of or interest on any Loan or any other amount payable in respect of any Obligation shall not be paid when due;

(ii) the aggregate Lending Value of the Collateral in which the Bank has a first priority, perfected security interest is determined by the Bank to be less than the Required

       Lending Value (the foregoing terms being used as defined in Article VI);

(iii) the Customer shall fail to provide promptly such financial and other information as the Bank may reasonably request from time to time;

(iv) the Customer shall fail to perform any other agreement set forth herein (including any covenant set forth on Schedule I hereto), or any representation or other statement of the Customer herein (including in Schedule I hereto) or in any other document delivered in connection with any Obligation shall prove to have been incorrect in any material respect when made or deemed made;

(v) if the Customer is a natural person, the Customer shall die or shall be declared legally incompetent;

(vi) any indebtedness of the Customer for borrowed money shall not have been paid when due, or any event or condition shall have caused such indebtedness to become, or shall have permitted the holder hereof to declare such indebtedness to be, due and payable prior to its stated maturity;

(vii) any legal proceeding shall have been instituted or any other event shall have occurred or condition shall exist that in the Bank's judgment could have a material adverse effect on the financial condition of the Customer or on the Customer's ability to perform the Customer's obligations hereunder, or that calls into question the validity or binding effect of any agreement of the Customer hereunder or under the Note; or

(viii) the Customer makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for the Customer or any substantial part of the Customer's property, commences any proceeding relating to the Customer under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statue of any jurisdiction, whether now or hereafter in effect, or there is commenced against or with respect to the Customer or any substantial portion of its property any such proceeding and an order for relief is issued or such proceeding remains undismissed for a period of 30 days;

provided that, upon the occurrence of any Event of Default described in clause
(v) or (viii) above, all Fixed Rate Loans, Floating Rate Loans and other Obligations shall automatically become due and payable without any demand or other action by the Bank or any other person or entity.

(e) "Breakage" on Fixed Rate Loans. The Customer agreed promptly at the Bank's request to reimburse the Bank for any loss or cost which the Bank notifies the Customer has been incurred by the Bank as a result of any payment of the principal of a Fixed Rate Loan before the expiration of the fixed rate period, or the customer's failure to take any Fixed Rate Loan on the date agreed upon, including any such payment or failure resulting from the acceleration of the maturity of the Loan. Any written notice from the Bank as to the amount such loss or cost shall be conclusive absent manifest error.

IV.  Letters of Credit

(a) Application; Commissions. The Customer may request that a Letter of Credit be issued by completing, executing and delivering to the Bank an application in such form as the Bank may specify from time to time. In the event of any inconsistency between this Agreement and any such application, this Agreement shall be controlling. The Customer agrees to pay to the Bank such commissions and other charges in respect of Letters of Credit as may be set forth on
Schedule I hereto or otherwise agreed upon by the Bank and the Customer from time to time.

(b) Reimbursement. The Customer shall reimburse to the Bank immediately upon demand the amount of any drawing under any Letter of Credit. Such reimbursement obligation of the Customer in respect of each Letter of Credit shall be unconditional and absolute notwithstanding, and neither the Bank nor any of its correspondents shall have any liability by reason of, (i) any draft, certificate, bill of lading or other document presented under or in connection with such Letter of Credit, including any instrument purporting to transfer or assign such Letter of Credit or any rights thereunder, proving to be forged, fraudulent, inaccurate or invalid in any respect (ii) the existence of any claim, setoff or other rights which the Customer may have at any time against the beneficiary or any other person or entity, (iii) the failure of any drawing to conform to the terms of such Letter of Credit (provided that the Bank shall have acted in good faith and shall not have engaged in willful misconduct in connection therewith) or the misapplication of the proceeds thereof by the beneficiary or any other person or entity, (iv) any difference in character quality, quantity, condition or value of the property purporting to be represented by bills of lading or other documents of title from that expressed in such documents, or (v) any other act, omission or circumstance that would, but for the provisions of this paragraph (b), constitute a legal or equitable discharge of any obligation of the Customer hereunder.

(c) Covenants Concerning Letters of Credit. The Customer agrees to obtain promptly any import, export or other license required in connection with property to which any Letter of Credit directly or indirectly relates, and agrees to comply with all applicable laws and regulations in regard to any shipment, warehousing or financing of any such property. The Customer agrees to protect, indemnify and hold harmless the Bank and its correspondents from and against all claims, actions, suits and other proceedings, and all losses, damages and costs (including fees and expenses of counsel) which the Bank or any of its correspondents may suffer or incur by reason of the issuance of any Letter of Credit or any act or omission in respect of any Letter of Credit, except to the extent resulting from the bad faith or willful misconduct of the party seeking indemnification.

(9) EVENT OF DEFAULT. If an Event of Default occurs and is continuing, the Customer will, on demand by the Bank, pay to the Bank in cash an amount equal to the maximum amount that may at any time thereafter be drawn under all Letters of Credit, to be held by the Bank in such manner as the Bank may determine and applied to the Customer's reimbursement obligations hereunder (with any excess to be returned to the Customer, subject to Article VI hereof, upon expiration of all Letters of Credit and reimbursement in full of all amounts drawn thereunder).

V. INTEREST AND OTHER PAYMENTS
--------------------------------------------------------------------------------
(a) INTEREST; DEFAULT INTEREST. The rate at which each Fixed Rate Loan shall bear interest, and the maturity of such Loan, will be specified in the relevant Loan Advice. Floating Rate Loans will bear interest on a daily basis as specified herein (including the related Loan Advices). Any Loan or other Obligation for which no interest has been stated in the relevant Loan Advice or other documentation shall, unless otherwise agreed by the parties in writing, bear interest at the same rates as, and for all purposes of this Agreement and the Note shall be treated as, a Floating Rate Loan. As used herein and in
Schedule I hereto, (i) the term "Prime Rate" means the rate per annum announced by Union Bank of Switzerland in New York as its "prime rate" from time to time, which rate shall be determined daily, (ii) the term "Federal Funds Rate" means the average rate per annum quoted to Union Bank of Switzerland at 11:00 a.m. (New York City time) on each day for overnight Federal Funds transactions arranged by three New York Federal Funds brokers selected by Union Bank of Switzerland, and (iii) the term "Base Rate" means the higher of the Prime Rate and a rate per annum 1% in excess of the Federal Funds Rate. All interest shall be computed on the basis of the number of days elapsed and a 360-day year. Unpaid interest accrued on each Loan shall be due at maturity and, prior thereto, monthly on the same day each month as the day of the month on which the applicable Loan was made, or on such other monthly basis as the Bank may specify by at least ten days' written notice to the Customer. Each repayment or prepayment of principal shall be accompanied by all accrued and unpaid interest thereon. Notwithstanding the preceding sentences of this paragraph, any principal, interest, fee or other Obligation (including reimbursement of any drawing under a Letter of Credit) not paid when due shall bear interest, payable on demand, at a floating rate per annum which is two percentage points above the Base Rate. Notwithstanding the foregoing, the Customer shall not be required to pay interest for any period at a rate exceeding the maximum rate permitted by law. If the amount of interest payable by the Customer for any period is reduced pursuant to the preceding sentence, the amount of interest payable for each succeeding period shall be increased to the maximum rate permitted by law until the amount of such reduction has been received by the Bank.

(b) INCREASED COSTS. In the event that any change in applicable law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof subjects the Bank to any tax or charge of any kind whatsoever with respect to any Fixed Rate Loan or Letter of Credit, or changes the basis of taxation of payments to the Bank in respect of any Fixed Rate Loan or Letter of Credit (except for changes in the rate of tax based solely on the overall net income of the Bank or Union Bank of Switzerland) or imposes, modifies or deems applicable any reserve or similar requirement against assets held by or deposits in or for the account of, or loans made or letters of credits issued by, the Bank, or imposes on the Bank, directly or indirectly, any other conditions affecting the cost of deposits obtained by the Bank, and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Fixed Rate Loan or of issuing or maintaining any Letter of Credit by an amount which the Bank deems to be material, then the Customer will pay to the Bank upon its demand the additional amount or amounts necessary to compensate the Bank for such additional costs. Any written notice from the Bank as to the amount of compensation due under this paragraph shall be conclusive absent manifest error.

(c) CAPITAL ADEQUACY. If the adoption or effectiveness after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital in respect of this Agreement or any Loan or Letter of Credit to a level below that which the Bank could have achieved but for such adoption, effectiveness, change or compliance by an amount deemed by the Bank to be material, the Customer shall pay to the Bank, on demand, such additional amount or amounts as will compensate the Bank for such reduction. Any written notice from the Bank as to such additional amount or amounts shall be conclusive absent manifest error.

(d) PAYMENTS; OVERDRAFTS; BUSINESS DAYS. All payments required to be made by the Customer hereunder shall be made in U.S. dollars immediately available to the Bank at its office

Obligations (including all expenses incurred in connection with any workout or any bankruptcy or similar proceedings relating to the Customer). The Customer shall also reimburse the Bank from time to time at the Bank's request for any out-of-pocket expenses incurred by the Bank in connection with the Collateral and the Bank's security interest therein. The Customer will indemnify the Bank and hold the Bank harmless from and against all liabilities, losses, damages, costs and expenses (including settlement costs and fees and disbursements of counsel) which may be incurred by the Bank in connection with any investigative, administrative or judicial proceeding relating to or arising out of this Agreement, any Loan, Letter of Credit or other Obligation or any actual or proposed use of the proceeds of any Loan or other Obligation, except to the extent resulting from the Bank's own bad faith or willful misconduct.

(c) GOVERNING LAW; SUITS; JURY TRIAL. UNLESS OTHERWISE AGREED BY THE PARTIES IN WRITING, ALL THE RIGHTS AND OBLIGATIONS OF THE BANK AND THE CUSTOMER WITH RESPECT HERETO OR UNDER THE NOTE OR ANY OTHER DOCUMENT, AND WITH RESPECT TO ANY OBLIGATION OR OTHER TRANSACTION OR RELATIONSHIP (ALL SUCH DOCUMENTS, OBLIGATIONS, TRANSACTIONS AND RELATIONSHIPS BEING REFERRED TO HEREIN COLLECTIVELY AS THE "RELATIONSHIP") SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW, AND SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF THE CUSTOMER, THE BANK AND THEIR RESPECTIVE HEIRS, SUCCESSORS AND ASSIGNS. The Customer hereby submits to the nonexclusive IN PERSONAM jurisdiction of, and agrees that any action or proceeding related in any way to the Relationship shall, if the Bank so chooses, be brought and enforced in, any State or Federal court located in the County of Los Angeles, State of California, and hereby waives any objection to jurisdiction or venue in any such proceeding commenced in said courts. The Customer hereby waives personal service of any summons, complaint or other process and agrees that any process required to be served on the Customer for purposes of any such proceeding may be served on the Customer, with the same effect as personal service within the State of California, by certified mail or by courier service providing evidence of delivery addressed to the Customer at the Customer's address for notices as provided in paragraph VII(d) and shall be deemed to have been served when received or delivered at such address. THE CUSTOMER AND THE BANK EACH HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THE RELATIONSHIP, OR ANY OTHER CLAIM OR DISPUTE WITH RESPECT HERETO OR THERETO HOWSOEVER ARISING, TO WHICH THE CUSTOMER AND THE BANK ARE PARTIES. If any provision hereof is invalid or unenforceable under applicable law, the other provisions hereof shall remain in full force and effect. All rights and remedies granted to the Bank hereunder, under any other document and under applicable law shall be cumulative and may be exercised by the Bank from time to time.

(d) WAIVER; MODIFICATION; NOTICES; DEMANDS. No delay on the part of the Bank in exercising any of its options, powers or rights, and no partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any rights hereunder, or under any other document or applicable law and no amendment or modification hereof or thereof, shall be effective unless the same shall be in writing, duly signed on behalf of the party against whom such waiver, modification or amendment is asserted, and each such waiver, if any, shall apply only with respect to the specific instance involved, and unless otherwise expressly agreed to in writing, shall in no way impair the rights or obligations of any party in any other respect at any other time. Any notice or demand or request shall be in writing and shall be deemed to have been received and shall be effective on the day on which delivered if (a) personally delivered, (b) transmitted by telex, telecopier or telegram, or (c) mailed by certified mail or sent by courier service providing evidence of delivery (in which case such notice shall be deemed to be delivered on the date shown on any receipt or other evidence of delivery or refusal), and notices transmitted as provided in clauses
(b) or (c) (i) in the case of the Bank, shall be addressed to the Bank at 444 South Flower Street, Los Angeles, California 90071, or at any other address designated by the Bank for such purpose in a notice given to the notifying party in the manner herein provided and (ii) in the case of the Customer, shall be addressed to the Customer at the Customer's address set forth below (or if none is set forth, at the Customer's address in the records of the Bank), or at any other address designated by the Customer for such purpose in a notice given to the Bank in the manner hereinabove provided. The Customer agrees that the Bank may act in connection with any Loan, Letter of Credit or other Obligation upon instructions (whether written or oral, and whether delivered by telephone, electronically or by other means) which the Bank in good faith believes to be from the Customer or a person authorized by the Customer.

(e) ADDITIONAL OBLIGORS. If this Agreement, the Note or any other document pertaining to any Obligation is signed by more than one person, all signatories shall be jointly and severally liable, and the word "Customer" herein shall be deemed to refer to all such signatories, jointly, and to each individually, as the context may require. If one or more other persons or entities (each a "Guarantor") shall have guaranteed any Obligation, shall have provided collateral security therefore or shall otherwise have incurred any fixed or contingent, direct or indirect liability in respect thereof (or shall be required to do any of the foregoing in accordance with Schedule I hereto or otherwise), then for purposes of paragraphs III(d) and VII(a) hereof (i) the word "Customer" shall be deemed to refer to the Customer named herein and each Guarantor, jointly, and to each individually, as the context may require, and (ii) as applied to each Guarantor, references to this Agreement and the Note shall be deemed to refer to such guarantee, security agreement or other document or instrument as such Guarantor shall have entered into with or for the benefit of the Bank.

(f) Successors and Assigns. This Agreement shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns; provided that the Customer shall not assign any of its obligations hereunder without the prior, written consent of the Bank. The Bank may assign any of its rights hereunder or under the Note to any other office or affiliate of Union Bank of Switzerland or to any Federal Reserve Bank.

(g) Cooperation; Additional Documentation. The Customer will execute all such other documents, including without limitation any government from under margin regulations, as the Bank may deem necessary or appropriate in connection with any Obligation, and will cooperate with and assist the Bank in protecting and realizing upon the Bank's rights and interests. The Customer will not utilize any credit facility provided by the Bank unless the Customer shall have supplied to the Bank appropriately completed account documents and such other documentation as the Bank may request from time to time.

(h) Power of Attorney. The Customer hereby irrevocably appoints the Bank, and any officer of the Bank designated by the Bank from time to time, with full power of substitution, the Customer's attorney-in-fact with full power and authority in the Customer's name and on the Customer's behalf, in such attorney-in-fact's sole discretion, to exercise all rights and powers of the Customer with respect to the Collateral and any Account and take any action to preserve or realize upon the Bank's security interest, and otherwise to perform any act which the Customer is obligated to perform hereunder.

(i) Other Relationships. This Agreement is intended to supersede any inconsistent provision of any custody agreement, investment management agreement, and other agreements between the Customer and the Bank which do not directly relate to a credit transaction as herein contemplated.

--------------------------------------------------------------------------------
    THE CUSTOMER HEREBY CONFIRMS THAT HE, SHE OR IT HAS READ THE FOREGOING PROVISIONS (INCLUDING THE WAIVER OF JURY TRIAL CONTAINED IN PARAGRAPH VII(c))
  AND THE CUSTOMER AND THE BANK HEREBY AGREE TO BE BOUND BY SUCH PROVISIONS.




Name of Customer: The Leap Group, Inc.
                  -----------------------------

Signature:        /s/ Peter Vezmar
                  -----------------------------

[Officer Name:    Peter Vezmar
                  -----------------------------

Title:            CFO
                  -----------------------------]


Name of Customer: The Leap Group, Inc.
                  -----------------------------

Signature:        /s/ R. Steven Lutterbach
                  -----------------------------

[Officer Name:    R. Steven Lutterbach
                  -----------------------------

Title:            CEO/Chairman
                  -----------------------------]

Union Bank of Switzerland
Los Angeles Branch

By:               /s/ Roger Wacker
                  -----------------------------
                  Roger Wacker
Title:            Managing Director & Branch
                  -----------------------------
                                        Manager

By:               /s/ Victor Massarano
                  -----------------------------
                  Victor Massarano
Title:            Vice President-Investment
                  -----------------------------
                                       Services

Date:                        10/7/96
                  -----------------------------

[LOGO OF UNION BANK OF SWITZERLAND]





                                   Exhibit A

                                PROMISSORY NOTE
                                ---------------




                                                          Date: October  7, 1996
                                                                        --



The undersigned (the "Customer"), for value received, hereby promises to pay to the order of UNION BANK OF SWITZERLAND, Los Angeles Branch (the "Bank"), at its office at 444 South Flower Street, Los Angeles, California, in lawful money of the United States, the aggregate unpaid principal amount of all loans ("Loans") made by the Bank to the Customer as contemplated by the General Terms and Conditions of Credit Arrangements dated October 7, 1996, as amended from time to time (the "Agreement"), between the Customer and the Bank. Such principal amount shall be payable on demand or, subject to acceleration by the Bank in certain circumstances, on one or more fixed maturity dates, all as specified in or pursuant to the Agreement. Each Loan evidenced by this Note shall bear interest at the rate or rates, and such interest shall be payable on the date or dates, specified in or pursuant to the Agreement.

The principal amount of each Loan and all repayments thereof may be endorsed by the Bank upon the schedule attached hereto; provided that the failure of the Bank to make any such endorsements (or any error in doing so) shall not affect the obligations of the Borrower hereunder or under the Agreement, which are absolute and unconditional.



                                Name of Customer

                                The Leap Group, Inc.


                                Signature: /s/ R. Steven Lutterbach
                                           ------------------------
                                           Title: CEO/Chairman


                                Signature: /s/ Peter Vezmar
                                           ------------------------
                                           Title: CFO

[LOGO OF UNION BANK OF SWITZERLAND]

                                  Schedule I
                                  ----------

                        Additional Terms and Conditions
                            of Credit Arrangements
                            ----------------------

Capitalized terms not otherwise defined in this Schedule shall have the meanings set forth in the General Terms and Conditions of Credit Arrangements dated October 7, 1996, between Union Bank of Switzerland, Los Angeles Branch, and The Leap Group, Inc. (the "General Terms"). All terms set forth below are subject to such limitations and changes as may be set forth in or contemplated by the General Terms.

  Amount of Uncommitted Line of
  Credit, if any, Available for Loans:       US$24,000,000.00

  Interest Rate and Maturities -             UBS LIBOR + 0.500% per annum, for terms of from one
  Fixed Rate Loans:                          to twelve months (as selected by the Customer). Each
                                             borrowing must be in a principal amount of at least
                                             $100,000.00. Interest to be paid quarterly in arrears and
                                             at maturity.

  Interest Rates -                           UBS PRIME Rate per annum. Each borrowing must be
  Floating Rate Loans:                       in a principal amount of at least $25,000.00. Interest to
                                             be paid in arrears on the last day of each calendar
                                             quarter and at maturity.

  Lending Value of Collateral:               Collateral cash balances and UBS money
                                               market instruments in US$                               95%
                                             UBS's Certificates of Deposit                             95%
                                             U.S. Treasury Securities                                  90%
                                             U.S. Corporate and Municipal Bonds
                                               (Minimum AA rated)                                      80%
                                             U.S. Corporate and Municipal Bonds
                                               (Minimum A rated)                                       70%
                                             U.S. Government Agency Securities
                                               (GNMA, FNMA, etc.)                                      70%
                                             U.S. Commercial Paper (Minimum A1, P1 rated)              70%
                                             U.S. Equities (minimum market price of
                                               $10.00 per share) listed on the:
                                               New York Stock Exchange                                 70%
                                               American Stock Exchange                                 60%
                                               NASDAQ National Market                                  50%
                                             U.S. Equities and Convertibles for
                                               Regulation U Loans                                      50%
                                             Foreign Bonds, Eurobonds (Minimum AA rated)               80%
                                             Foreign Bonds, Eurobonds (Minimum A rated)                70%
                                             Foreign Equities acceptable to UBS
                                               (all major foreign exchanges)                           50%

                                             All the above values are subject to change without notice.

                                  Schedule I
                                  ----------

                        Additional Terms and Conditions
                            of Credit Arrangements
                            ----------------------

Additional Documentation              (1) Copy of the Customer's Articles of Incorporation and
Required:                                 State of Delaware Corporate Filing.
                                      (2) Officers' Certificate of Corporate Resolutions
                                          Covering General Banking Powers and Custody
                                          Services executed by Customer.

Other Modifications to General
Terms:                                Article VII (h) is hereby deleted.


The Leap Group, Inc.

Signature: /s/ R. STEVEN LUTTERBACH
           ----------------------------------
               Name:  R. Steven Lutterbach
               Title: CEO/Chairman


Signature: /s/ PETER VEZMAR
           ----------------------------------
               Name:  Peter Vezmar
               Title: CFO

[LOGO OF UNION BANK OF SWITZERLAND]

                        CUSTODY CASH ACCOUNT AGREEMENT

TO:  Union Bank of Switzerland,
     Los Angeles Branch

You are hereby requested to open a Custody Cash Account to hold securities and assets of the undersigned (hereafter "Owner"), in connection with which you will furnish your regular custodian service, as hereafter provided.

     1. Custody of Securities - You hereby agree to hold and keep as custodian hereunder all securities and assets from time to time delivered to or collected by you for the account of Owner. Such securities or other assets may be held by you in the custody of one or more banks or other depositories within or without the United States.

     It is expressly agreed that you do not assume any obligation to evaluate, advise or recommend to Owner the purchase, retention, sale, exchange or deposit in reorganization or otherwise of any securities and other assets at any time held in the Custody Cash Account unless provided for by a separate written agreement between the parties. You will endeavor to forward to Owner any proxies, financial statements and redemption, conversion, record date or other notices or literature received by you in connection with or relating to securities so held by you, unless otherwise agreed, but you shall be under no obligation to forward such proxies, financial statements, redemption, conversion, record date or other notices or literature and shall have no liability for failure to do so.

     2. Collection of Income - You shall collect and receive the interest and other income from securities and other assets held by you under the terms of this agreement, including dividends on stock standing in your name, the name of your nominee or the nominee name of any of your depositories, and shall credit to this account any amounts so collected as received. Charges, if any, will be charged to the account of Owner under advice. You are authorized to sign on behalf and in the name of Owner and Owner's nominees or other representatives any declarations, certificates of ownership or other documents which are now or may hereafter be required with respect to all coupons, registered interest, dividends or other income on securities or other assets now or hereafter held or received for the account of Owner, and Owner agrees to reimburse, indemnify and hold you harmless of and from any liability, loss, claim, damage or expense which may arise or to which you may be subjected by reason of the execution of any such documents.

     3. Transactions in Principal - Upon the request or instructions of Owner you undertake to place for Owner's risk and account orders for (a) the purchase of securities or other assets, provided that funds of Owner are on hand or available for such purchase, and (b) the sale of securities or other assets held for the account of Owner in deliverable form. You shall advise Owner of the details of all such purchases and sales upon completion. You may refer each such order to any bank, broker or sub-agent of your choice, unless otherwise specified. You shall have no liability or responsibility whatsoever for any error, neglect or default of any such bank, broker or sub-agent or for mutilations, interruptions, omissions, errors or delays occurring in the mails, or on the part of any telegraph, cable or wireless company, or any employee of such company, or by reason of any cause beyond your control.

     You will tender against payment or receipt, as the case may be, those securities which may be called, redeemed or exchanged. You will not be responsible for taking any alternative actions such as conversion of securities in connection with any such calls, redemptions or exchanges. Any such actions shall be the responsibility of Owner. You are hereby advised that all directions with respect to this account will be given in writing by Owner unless there is filed with you a power of attorney, in form satisfactory to you, giving to some other person, or persons, the authority to give directions. It is understood, however, that you, in your discretion, may accept and act upon orders from Owner, or such attorney, or any person acting in Owner's behalf, whether given orally, by telephone or otherwise, which you believe to be genuine. You will not be held liable for executing, failing to execute, or for any mistakes in the execution of any such order, excepting in the case of your willful default.

     4. Foreign Currency - Unless otherwise directed, all funds received into this account other than in U.S. Dollars shall be converted at the risk and for the account of the Owner into U.S. Dollars, to the extent practicable, and all funds paid out of or debited to this account other than in U.S. Dollars shall be converted into foreign currencies as necessary at the risk and for the account of the Owner, to the extent practicable. In effecting such conversions, you may use such methods or agencies as you may see fit, including your own facilities at customary rates.

     5. Stock Dividends, Rights to Subscribe, Etc. - You shall be under no obligation to take any action with regard to Stock Dividends, Warrants, Rights to Subscribe, Plans of Reorganization or Recapitalization, or Plans for the Exchanges of Securities, or the Conversion of Convertible Securities whether or not called for Redemption.

     6. Withdrawal of Securities, Etc. - Any and all securities and other assets may be withdrawn by Owner from this account at any time upon a written order or receipt signed by Owner.

     7. Amendment or Termination of Agreement - This Agreement may be altered at any time by letter or other written instrument in such manner as may be mutually agreed upon by you and Owner, and may be terminated at any time either by Owner or by you, whereupon all securities and other assets of every kind and nature held in custody for the account of Owner shall be paid over, delivered or surrendered upon a written order or receipt signed by Owner, in form acceptable to you.

     8. Joint Accounts - If this account is a joint account, any one of the joint owners whose signatures are on file with you has independent an individual power over the account unless this Agreement specifically provides otherwise. You shall honor instructions of either joint owner without any duty of inquiry, including instructions pursuant to any Investment Advisory Agreement or Investment Management Agreement between you and the joint owners, instructions to close the account or instructions directing a transfer to an account in a joint owner's individual name. You may require the signature of all joint owners before carrying out any instructions if one joint owner has asked you in writing not to honor instructions of the other joint owner(s).

     Each of the joint owners agrees that they intend to create a joint tenancy with right of survivorship in the account. This means that in the event of the death of any joint owner, the ownership of any balance in the account passes absolutely to the survivor(s). It is understood that upon the death of any joint owner the balance of the account may not be withdrawn until after any necessary tax waivers or other required legal papers are obtained and delivered to you. Each of the joint owners agrees that he or she is jointly and severally liable for any obligation to you under this Agreement and understands that you may use all of the assets in the account to pay the debt of another joint owner.

     9. In General - You shall give to the securities and other assets in your custody the same degree of care and protection with respect to their physical custody which you give to your own Assets, and Owner agrees that you shall not be liable for loss or damage caused directly or indirectly by invasion, insurrection, riot, civil war or commotion, or military or usurped power, or by order of any civil authority, or other causes beyond your control.

     You shall furnish Owner with a complete statement of the account every month, unless otherwise requested by Owner.

     Owner shall pay to you compensation for your services hereunder in accordance with your fee schedule as in effect from time to time.

     Owner agrees that if securities and other assets in the account are held in the custody of one or more banks or other depositories, within or without the United States, you shall not be responsible for any loss in respect thereof unless you were grossly negligent in the selection of such bank or other depository.

     This Agreement shall be governed by and construed in accordance with the laws of the State of California. The undersigned irrevocably agrees that jurisdiction and venue for any legal action or proceeding arising out of or relating to this Agreement shall be proper in the courts of the State of California located in the County of Los Angeles or of the United States of America for the Central District of California, and in no other court, and the undersigned hereby expressly submits to the exclusive jurisdiction of such courts in any such action or proceeding. The undersigned irrevocably waives, to the full extent permitted by law, any objection it may now or hereafter have based upon improper venue or forum non conveniens with respect to any such legal action or proceeding.

Very truly yours,

Place: Los Angeles                         /s/ PETER VEZMAR
       -------------------------------     -----------------------------------
                                           Customer signature

Dated: 10/7/96                             /s/ R. STEVEN LUTTERBACH
       -------------------------------     -----------------------------------
                                           Customer signature

FULL ADDRESS:                              TITLE OF ACCOUNT:

22 W. Hubbard                              The Leap Group, Inc.
Chicago, Illinois 60610

Agrees and accepted:
UNION BANK OF SWITZERLAND
Los Angeles Branch

/s/ ROGER WACKER
--------------------------------------
    Roger Wacker,
    Managing Director & Branch Manager


/s/ VICTOR MASSARANO
--------------------------------------
    Victor Massarano,
    Vice President-Investment Services

Dated: Los Angeles   10/7/96
       -------------------------------